UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ___________________________

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):           FEBRUARY 12, 2003


                         RIBOZYME PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


       DELAWARE                        0-27914                 34-1697351
(State or Other Jurisdiction of      (Commission              (IRS Employer
     Incorporation)                  File Number)               ID Number)


      2950 WILDERNESS PLACE, BOULDER, COLORADO                  80301
     (Address of principal executive offices)                 (Zip Code)


     Registrant's Telephone Number, including area code:        303-449-6500

                                       N/A
          (Former name or former address, if changed since last report)


Item 5.  Other Events.

     On February 11, 2003, Ribozyme Pharmaceuticals, Inc. (the "Company") entered into a definitive common stock and warrant purchase agreement (the "Stock Purchase Agreement") with The Sprout Group ("Sprout"), Oxford Bioscience Partners IV ("Oxford"), Venrock Associates ("Venrock"), TVM V Life Science Ventures GmbH & Co. KG ("TVM") and Granite Global Ventures ("Granite Global" and, together, with Sprout, Oxford, Venrock and TVM, the "Investors") pursuant to which the Company has agreed to issue and sell and the Investors have agreed to purchase shares of the Company's common stock and five-year warrants to purchase common stock for aggregate consideration of $48 million. The purchase price will be $0.33 per share; however, the price is subject to reduction (if we breach our representations and warranties made in the Stock Purchase Agreement) to $0.28 per share. Based on the assumed $0.33 per share purchase price, we will issue to the Investors 145,455,000 shares of our common stock and warrants to purchase 30,091,000 shares of common stock exercisable at $0.42 per share.

     As a result of their combined approximate 86.07% ownership (without giving effect to the exercise of the warrants), together with Board representation, the Investors will have control over the Company following consummation of the transactions contemplated by the Stock Purchase Agreement. The Investors will have the right to designate four of the Company's seven Board members.

     Consummation of the transactions is subject to a number of conditions, including, but not limited to, the approval of the Company's stockholders; appointment to the Board of the four Investor designees; adoption of an amended and restated certificate of incorporation in order to effect a reverse stock split, change the Company's name, increase the number of authorized shares and adopt a provision permitting shareholder action to be taken by written consent in lieu of a meeting; the execution by the Company and its officers and consultants of non-competition and non-solicitation agreements; there not having occurred any material adverse change prior to closing; and amendment of the Company's bylaws.

     In connection with our execution of the Stock Purchase Agreement, we obtained certain waivers and amendments to our agreements with Schering AG ("Schering") and to our agreements with Elan International Services, Ltd. ("Elan"). Schering has agreed to restructure our debt obligations to them. Among other things, Elan has agreed to convert all of the outstanding shares of our Series A and Series B Preferred Stock into shares of our common stock immediately prior to the closing of the transactions, to waive certain pre-emptive rights, and to waive its right to nominate a director for election to our board of directors. Each of Schering and Elan granted these waivers based on the condition that the transactions are consummated without material changes from the terms that were presented to them. As one of the conditions to the Investors' obligation to close, these waivers, and other consents, must be in effect at closing. These waiver agreements are attached as exhibits hereto.

     The Common Stock and Warrant Purchase Agreement is attached as an exhibit hereto.

     We intend to hold a special meeting of our stockholders in order to approve the transactions contemplated by the Stock Purchase Agreement, the various amendments to the Company's amended and restated certificate of incorporation, as well as a number of other matters. We expect the special meeting to be held in April 2003.

     In connection with the Stock Purchase Agreement, our executive officers and certain other members of the management team, beneficially owning approximately 0.43% of our common stock, have signed voting agreements pursuant to which they have each agreed to vote their shares in favor of the transactions contemplated by the Stock Purchase Agreement.

     The form of Voting Agreement is attached as an exhibit hereto.

     At a meeting of the Board of Directors on February 4, 2003, the Board approved, subject to stockholder approval, amendments to our 2001 Stock Option Plan and agreed to the conditional grant (to become effective upon consummation of the transaction) of options to our management and other employees. Our CEO, Howard Robin, was granted 8,605,000 options, our CFO, Marvin Tancer, was granted 2,790,000 options, and our Chief Scientific Officer, Nassim Usman, was granted 2,825,000, all at an exercise price of $0.35 per share.

     In connection with negotiating the stock purchase agreement, the Company's Board approved new employment agreements for each of Howard Robin, Marvin Tancer and Nassim Usman, our CEO, CFO, and Chief Scientific Officer respectively, which agreements will take effect only upon closing of the transaction. The employment agreements have been filed as Exhibits 10.5, 10.6, and 10.7 to this Current Report.

     Also in connection with the Stock Purchase Agreement, our Board of Directors approved an amendment (the "Amendment") dated February 11, 2003 to the Rights Agreement dated November 22, 2000 between the Company and American Stock Transfer & Trust Company, as Rights Agent, in order to prevent the execution of the Stock Purchase Agreement or the consummation of the transactions contemplated therein from triggering the ability to exercise any rights under the Rights Agreement.

     The amendment is attached as an exhibit hereto. A copy of the Rights Agreement and each amendment is available to stockholders free of charge from the Company.

     The preceding description of the Stock Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the terms of the Stock Purchase Agreement filed as an exhibit hereto and incorporated herein by reference.

     On February 12, 2003, the Company issued a press release with respect to the Stock Purchase Agreement and the transactions contemplated therein. A copy of the press release is attached as an exhibit hereto.

     Each of this Report on Form 8-K and the press release contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions which we, as of the date of this release, believe to be reasonable and appropriate. We caution, however, that actual facts and conditions may exist in the future that could vary materially from the assumed facts and conditions upon which such forward-looking statements are based. These facts and conditions include, but are not limited to, that the transaction will not close on the anticipated closing date or will not close at all, if the stockholders do not approve the transaction and the other matters requiring their approval or if we fail to satisfy any other closing condition.

     If we are unsuccessful in consummating the transactions contemplated by the Stock Purchase Agreement, we will be forced to consider other strategic options, including possibly ceasing our operations.

     The Company does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

     In connection with our negotiations with the Investors, we have presented to our Board and our Board has reviewed and approved a revised business strategy.

     The Company has filed a revised discussion of its business together with associated risk factors as Exhibit 99.2 hereto.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements

     None.

          (b)  Pro Forma Financial Statements

     None.

          (c)  Exhibits

               4.1 Amendment dated February 11, 2003 to Rights Agreement dated November 22, 2000 between Ribozyme Pharmaceuticals, Inc. and American Stock Transfer & Trust Company.

               10.1 Common Stock and Warrant Purchase Agreement dated as of
                    February 11, 2003 by and among Ribozyme Pharmaceuticals, Inc. and the Investors named therein.

               10.2 Form of Voting Agreement between Ribozyme Pharmaceuticals,
                    Inc. and each stockholder who is a party thereto.

               10.3 Schering AG Waiver Letter

               10.4 Elan Waiver and Conversion Letter

               10.5 Employment Agreement dated as of February 11, 2003 between
                    Ribozyme Pharmaceuticals, Inc. and Howard Robin.

               10.6 Employment Agreement dated as of February 11, 2003 between
                    Ribozyme Pharmaceuticals, Inc. and Marvin Tancer.

               10.7 Employment Agreement dated as of February 11, 2003 between
                    Ribozyme Pharmaceuticals, Inc. and Dr. Nassim Usman.

               99.1 Press Release.

               99.2 Discussion of Business and Risk Factors.

                                 EXHIBIT INDEX

           EXHIBIT           DESCRIPTION


               4.1 Amendment dated February 11, 2003 to Rights Agreement dated November 22, 2000 between Ribozyme Pharmaceuticals, Inc. and American Stock Transfer & Trust Company.

               10.1 Common Stock and Warrant Purchase Agreement dated as of
                    February 11, 2003 by and among Ribozyme Pharmaceuticals, Inc. and the Investors named therein.

               10.2 Form of Voting Agreement between Ribozyme Pharmaceuticals,
                    Inc. and each stockholder who is a party thereto.

               10.3 Schering AG Waiver Letter

               10.4 Elan Waiver and Conversion Letter

               10.5 Employment Agreement dated as of February 11, 2003 between
                    Ribozyme Pharmaceuticals, Inc. and Howard Robin.

               10.6 Employment Agreement dated as of February 11, 2003 between
                    Ribozyme Pharmaceuticals, Inc. and Marvin Tancer.

               10.7 Employment Agreement dated as of February 11, 2003 between
                    Ribozyme Pharmaceuticals, Inc. and Dr. Nassim Usman.

               99.1 Press Release.

               99.2 Discussion of Business and Risk Factors.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  RIBOZYME PHARMACEUTICALS, INC.

                                  By:  /S/ HOWARD W. ROBIN
                                  Name:  Howard W. Robin
                                  Title: President and Chief Executive Officer



Dated: February 13, 2003